Exhibit 99.1

Valion Bio Appoints Melinda Lackey as General Counsel

Seasoned Biopharmaceutical Attorney with Deep IP, Clinical-Stage, and Nasdaq Public Company Experience Joins Leadership Team

SAN ANTONIO, MAY 4, 2026 /PRNewswire/ Valion Bio, Inc. (formerly Tivic Health Systems, Inc.) (Nasdaq: VBIO), a clinical-stage immunotherapeutics company developing Entolimod™ for Acute Radiation Syndrome (ARS) and oncology supportive care, today announced the appointment of Melinda Lackey as General Counsel and Senior Vice President of Legal Affairs. Ms. Lackey brings nearly two decades of combined scientific and legal experience across clinical-stage biopharmaceutical development, intellectual property strategy, and Nasdaq public company governance, a profile built for Valion Bio’s current phase of growth.

Ms. Lackey joins from Alaunos Therapeutics (Nasdaq: TCRT), a clinical trial-stage oncology cell therapy company, where she served as Senior Vice President of Legal & Administration. In that role, she managed all legal and compliance functions for the publicly traded immunology company, navigating complex clinical development, regulatory strategy, and capital markets obligations. Prior to Alaunos, she served as Senior Legal Counsel at Kuur Therapeutics, a clinical trial-stage biopharmaceutical company focused on cellular immunotherapies, where she developed expertise in the legal architecture of next-generation immunological platforms.

Before transitioning in-house, Ms. Lackey was an associate at Winston & Strawn LLP and Howrey LLP, two firms with nationally recognized intellectual property and life sciences practices, where she built a strong foundation in patent litigation and prosecution, IP portfolio strategy, and biopharmaceutical transactions. Her legal training is further distinguished by an early career as a Research Associate at the University of Texas Health Science Center at Houston and a Research Technician at UT MD Anderson Cancer Center. She holds her J.D. from the University of Houston Law Center.

The appointment comes as Valion Bio is in the process of advancing Entolimod™ toward an FDA Animal Rule approval pathway for ARS, and scaling its wholly owned CDMO subsidiary Velocity Bioworks in San Antonio. Ms. Lackey’s transactional, IP, and public company governance experience positions her to support all of these workstreams simultaneously.

“Melinda’s appointment reflects Valion Bio’s direction. She has built her career at the intersection of cutting-edge immunotherapy and the legal strategy that protects it, from the bench at MD Anderson to senior legal leadership at a Nasdaq-listed cell therapy company. As we work to execute our capital raise, advance Entolimod™ through the Animal Rule pathway, and scale Velocity Bioworks, having an in-house General Counsel with her depth of scientific literacy, IP acumen, and public company experience is a strategic imperative," said Michael K. Handley, Chief Executive Officer of Valion Bio, Inc.

Ms. Lackey commented, “I am excited to join Valion Bio at such a consequential moment in its evolution. The science behind Entolimod™ and Entolasta™ is compelling, and the combination of a clinical-stage pipeline, a government-aligned countermeasures program, and a fully operational CDMO subsidiary creates a legal environment that demands both precision and creativity. I look forward to contributing to the company’s mission of activating innate immunity to protect and extend life.”

About Valion Bio, Inc.

Valion Bio, Inc. (formerly Tivic Health Systems, Inc.) (Nasdaq: VBIO) is a clinical-stage immunotherapeutics company developing Entolimod™, a TLR5 agonist, for Acute Radiation Syndrome (ARS) via the FDA Animal Rule pathway, oncology supportive care (neutropenia), and longevity indications. Entolimod™ has received Fast Track and Orphan Drug designations from the U.S. Food and Drug Administration. The company is also advancing Entolasta™, a next-generation TLR5 agonist. Valion Bio’s wholly owned subsidiary, Velocity Bioworks (San Antonio, TX), is a full-service contract development and manufacturing organization (CDMO) offering biomanufacturing services to third-party biotech companies. For more information, visit www.valionbio.com.

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Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Valion Bio, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including as a result of the company’s interactions with and guidance from the FDA and other regulatory authorities; the continued interest of BARDA and other U.S. government agencies in Entolimod™; the ability of the company to achieve the expected benefits from the acquisition of development and manufacturing assets within expected time frames or at all; changes to the company’s relationship with its partners; failure to obtain FDA or similar clearances or approvals and noncompliance with FDA or similar regulations, including related to the Animal Rule; the company’s future development of Entolimod or Entolasta; changes to the company’s business strategy; timing and success of pre-clinical and clinical trials and study results; regulatory requirements and pathways for approval; the company’s ability to successfully commercialize its product candidates in the future; changes in the markets and industries in which the company does business; consummation of any strategic transactions; the company’s need for, and ability to secure when needed, additional working capital; the company’s ability to maintain its Nasdaq listing; and changes in tariffs, inflation, legal, regulatory, political and economic risks. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of risks and uncertainties relevant to the company, and other important factors, see Valion Bio’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, under the heading “Risk Factors”, as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and the company undertakes no duty to update such information except as required by applicable law.

Investor Contact

Rich Cockrell

CG Capital

rich@cg.capital

SOURCE: Valion Bio, Inc.

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